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                                                              Exhibit 10.1(j)

                                    AGREEMENT
                                      AND
                        AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AGREEMENT AND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Agreement"), is entered into as of _________________, between SAUER INC., a Delaware Corporation (the "Company"), and DR. KLAUS MURMANN (the "Executive").

RECITALS

         The parties hereto are also parties to that certain Employment Agreement dated September 19, 1996 (the "Employment Agreement"). Pursuant to the Employment Agreement, Executive has been serving as Chairman and Chief Executive Officer of the Company. Section 1 of the Employment Agreement provides that the Company may neither demote Executive nor assign to Executive any duties or responsibilities that are inconsistent with his present position, duties, responsibilities and status unless agreed to in writing by Executive and the Company. Executive desires to relinquish his duties as Chief Executive Officer, but desires to remain an executive employee of the Company in the position of Officer and Chairman. The Company desires to continue the employment of Executive in the position of Officer and Chairman, provided that the annual salary of Executive shall be reduced by 50%. The parties also agree that Executive's individual retirement benefit, as restated in Appendix A to the Employment Agreement, be amended to provide that Executive's annual retirement benefit shall be 60% of his current annual base compensation from the Company prior to giving effect to the salary reduction provided for in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, intending to be legally bound, unconditionally agree as follows:

         1. Pursuant to Section 1 of the Employment Agreement, Executive's employment with the Company, commencing on the day during which the combination of the Company and the Danfoss Fluid Power Business of Danfoss A/S is completed (the "Transaction Date"), shall be in the capacity of Officer and Chairman, and Executive shall perform the duties of Officer and Chairman as described in the Amended and Restated Bylaws of the Company, dated as of the Transaction Date. Any demotion of Executive from the position of Officer and Chairman or assignment of duties inconsistent with the position, duties, responsibilities and status of Officer and Chairman, may be made only in compliance with the terms and conditions of Section 1 of the Employment Agreement.


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         2. Subparagraph (a) of Section 3 of the Employment Agreement is hereby deleted in its entirety and amended to read as follows:

                  "(a) A salary at a rate of not less than US-Dollar 250,000 per year payable not less often than monthly."

         3. Appendix A to the Employment Agreement (being a restatement of Executive's individual retirement benefit) is hereby deleted in its entirety and amended to read as set forth in Appendix A to this Agreement.

         4. Except as set forth above, the Employment Agreement, as originally executed, shall remain in full force and effect.

         5. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                          SAUER INC.

                          By:
                             -------------------------------------------------

                             -------------------------------------------------
                                        (print name and title of officer)


                              ------------------------------------------------
                               Klaus Murmann

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